MANAGEMENT SERVICES AGREEMENT


     MANAGEMENT SERVICES AGREEMENT, dated as of November 26, 1997 among SCOVILL HOLDINGS, INC., a Delaware corporation ("Parent"), SCOVILL FASTENERS INC., a Delaware corporation (the "Company"), and SARATOGA PARTNERS III, L.P., a private investment fund ("Saratoga").

     Parent and the Company desire for Saratoga to provide certain ongoing management and advisory services to the Company, and Saratoga is willing to provide such services subject to the terms and conditions contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Services. During the term of this Agreement, Saratoga shall provide such advisory and management services to Parent and its subsidiaries as the Board of Directors of Parent or the Company shall reasonably request and Saratoga shall agree to provide from time to time. Parent and the Company agree that Saratoga shall have the right, but not the obligation, to act as sole advisor to Parent and its subsidiaries with respect to significant business transactions. Such services shall be performed at Saratoga's offices or at such other locations as Saratoga shall reasonably determine.

     Section 2. Compensation. In consideration of the services previously provided and to be provided in accordance with Section 1, the Company agrees to pay (or to distribute sufficient funds to Parent in order for Parent to pay), and Parent agrees to pay, to Saratoga (i) an advisory fee of $1,750,000 by wire transfer of immediately available funds on the date hereof, (ii) an annual management fee of $600,000 accruing from the date hereof, payable quarterly in arrears beginning on March 31, 1998 (it being understood that payment on March 31, 1998 shall include a prorated fee for the period from the date hereof to December 31, 1997) (provided, however, that at the request of Saratoga, such fee shall be paid quarterly in advance) and (iii) advisory and/or structuring fees in connection with significant business transactions (including, without limitation, acquisitions, investments and financings) in amounts comparable for similarly situated companies.

     Section 3. Reimbursement. Saratoga and its affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel expenses) incurred in con-


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nection with the performance of this Agreement (other than salary expenses and associated overhead charges). The Company agrees to pay (or to distribute sufficient funds to Parent in order for Parent to pay), and Parent agrees to pay, such amounts promptly upon request therefor.

     Section 4. Indemnity; No Liability. In consideration of the execution and delivery of this Agreement by Saratoga, the Company hereby agrees to indemnify, exonerate and hold each of Saratoga and its affiliates, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby except for any such Indemnified Liabilities arising solely on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

     Section 5. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

     Section 6. Termination. This Agreement may be terminated by Saratoga at any time by written notice to Parent and the Company. In addition, this Agreement will terminate automatically as of the earlier of (i) the tenth anniversary of this Agreement and (ii) the end of the fiscal year in which the percentage interest of Saratoga and its affiliates in the outstanding common stock of Parent falls below 20%. The provisions of Section 4 shall survive any termination of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       SCOVILL FASTENERS INC.


                                       By: /s/ Martin A. Moore
                                           -------------------------------
                                           Name:  Martin A. Moore
                                           Title: Executive Vice President


                                       SCOVILL HOLDINGS, INC.


                                       By: /s/ Martin A. Moore
                                           -------------------------------
                                           Name:  Martin A. Moore
                                           Title: Executive Vice President


                                       SARATOGA PARTNERS III, L.P.


                                       By: /s/ Christian L. Oberbeck
                                           -------------------------------
                                           Name:  Christian L. Oberbeck
                                           Title: Attorney-in-Fact